SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

NITCHES, INC.

AND

JENNIFER MULL, THE STOCKHOLDER OF

BACKWOODS EQUIPMENT COMPANY CORPORATION

Dated February 1, 2008

SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (this "Agreement"), is made and entered into as of February 1, 2008, by and between Nitches, Inc., a California corporation ("Nitches"), and Jennifer Mull, an individual (“Jennifer”) and the stockholder of Backwoods Equipment Company Corporation., a Kansas corporation ("Backwoods"), with respect to the following facts:

     A. Jennifer owns 120,262 shares of the common stock of Backwoods, comprising 100% of the outstanding shares of common stock of Backwoods (the "Backwoods Shares").

     B. Nitches desires to acquire from Jennifer, and Jennifer desires to tender and transfer to Nitches, all of the Backwoods Shares in exchange for the issuance and delivery by Nitches to Jennifer of 360,000 shares of Nitches common stock, no par value (the "Nitches Shares"), on the terms and conditions set forth below (the "Exchange").

     C. It is intended that, for federal income tax purposes, the Exchange qualify as an exchange described in Section 351 of the of the Internal Revenue Code of 1986, as amended (the "Code") and a reorganization described in Section 368 of the Code.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, and intending to be legally bound hereby, Nitches and Jennifer agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

          Section 1.1 The Exchange. On the terms and subject to the conditions of this Agreement, Nitches hereby issues and delivers to Jennifer the Nitches Shares and Jennifer hereby tenders, transfers and delivers to Nitches, the Backwoods Shares.

          Section 1.2 Deliveries. Concurrently with the execution and delivery of this Agreement, the parties have made the following deliveries:

          (a) Nitches has delivered to Jennifer the following documents:

               (i) A certificate representing Nitches Shares, duly registered in the name of Jennifer Mull;

               (ii) Certificate of good standing from the Secretary of State of the State of California, dated at or about the date hereof, to the effect that Nitches is in good standing under the laws of said state;

               (iii) Certified copy of the articles of incorporation of Nitches, as certified by the Secretary of State of the State of California at or about the date hereof;

               (iv) A certificate duly executed by Nitches' corporate secretary attaching and attesting to the accuracy of: (A) the bylaws of Nitches, and (B) the resolutions of Nitches' board of directors issuing and allotting the Common Stock to Jennifer subject to the provisions hereof, and approving the transactions contemplated hereby.

          (b) Jennifer has delivered to Nitches the following documents:

               (i) A share certificate representing all of the issued and outstanding Backwoods Shares, together with an assignment of certificate duly executed to register the Backwoods Shares into the name of Nitches, Inc., a California corporation;

               (ii) Certificate of good standing from the Secretary of State of the State of Kansas, dated at or about the date hereof, to the effect that Backwoods is in good standing under the laws of said state;

               (iii) Certified copy of the certificate of incorporation of Backwoods, as amended to date certified by the Secretary of State of the State of Kansas, dated at or about the date hereof;

               (iv) The original corporate minute books, stock certificates and stock ledger for Backwoods.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NITCHES

     Nitches hereby makes the following representations and warranties to Jennifer:

          Section 2.1 Organization and Qualification. Nitches is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Nitches is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

          Section 2.2 Authorization. Nitches has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

          Section 2.3 Validity and Effect of Agreement. This Agreement has been duly and validly executed and delivered by Nitches and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Nitches, enforceable against Nitches in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

          Section 2.4 No Conflict. Neither the execution and delivery of this Agreement by Nitches nor the performance by Nitches of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with Nitches' articles of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Nitches or any of the properties or assets of Nitches; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Nitches, or result in the creation or imposition of any Lien upon any properties, assets or business of Nitches under, any Contract or any order, judgment or decree to which Nitches is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

          Section 2.5 Required Filings and Consents. The execution and delivery of this Agreement by Nitches does not, and the performance of this Agreement by Nitches will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to Nitches except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws ("Blue Sky Laws"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Nitches, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

          Section 2.6 Capitalization. The authorized capital stock of Nitches consists of 50,000,000 shares of Common Stock, no par value per share, of which 5,659,644 shares are issued and outstanding, and 25,000,000 shares of Series A Preferred Stock, par value $100 per share, of which 8,820 shares are issued and outstanding. Except for the transactions contemplated by this Agreement and the 600,000shares of Common Stock reserved for issuance upon the exercise of options granted by Nitches under Nitches’ 2006 Equity Incentive Plan, in respect of which options to purchase 440,000 shares of Common Stock are outstanding as of the date hereof, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Nitches any shares of its capital stock and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of Nitches or under which Nitches is, or may become, obligated to issue any of its securities. All shares of capital stock of Nitches outstanding as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

          Section 2.7 Status of Nitches Shares. The Nitches Shares, when issued and allotted in exchange for Backwoods Shares, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in Nitches' charter and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of Jennifer, in Nitches' stockholders ledger.

          Section 2.8 SEC Reports and Financial Statements. Nitches has timely filed with the SEC all forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under the Exchange Act or the Securities Act (the "Nitches SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Nitches SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) were complete and accurate in all material respects, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

          Section 2.9 Litigation. There is no Action pending or threatened against Nitches that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Nitches, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          Section 2.10 Taxes. Nitches has filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and Nitches has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to the Knowledge of Nitches, against Nitches or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon Nitches' assets.

          Section 2.11 Registration. No order revoking the registration of Nitches’ common stock under the Exchange Act has been issued by any court, securities commission or regulatory authority in the United States and no proceedings for such purpose are pending or, to the Knowledge of Nitches, threatened.

          Section 2.12 Tax-Free Exchange. Nitches has not taken any action, nor does Nitches know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a "reorganization" within the meaning of Section 351 or 368 of the Code.

          Section 2.13 Brokers and Finders. Neither Nitches, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which Nitches has or could have any liability.

          Section 2.14 Disclosure. As of the Closing Date, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of Nitches and/or its subsidiaries that has not been disclosed to Jennifer by Nitches. No representation or warranty of Nitches in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF JENNIFER

     Jennifer hereby makes the following representations and warranties to Nitches:

          Section 3.1 Authority and Validity. Jennifer has all requisite power to execute and deliver, to perform her obligations under, and to consummate the transactions contemplated by, this Agreement. Upon the execution and delivery of each document to which Jennifer is a party (assuming due execution and delivery by each other party thereto), each such document will be the legal, valid and binding obligations of Jennifer, enforceable against Jennifer in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

          Section 3.2 Organization and Qualification. Backwoods is duly organized and validly existing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Backwoods is duly qualified as a foreign corporation to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have a Material Adverse Effect. Backwoods has no subsidiaries.

          Section 3.3 No Conflict. Neither the execution and delivery of this Agreement by Jennifer nor the performance by Jennifer of her obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with Backwoods' articles of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Backwoods or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Backwoods, or result in the creation or imposition of any Lien upon any properties, assets or business of Backwoods under, any Material Contract or any order, judgment or decree to which Backwoods is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

          Section 3.4 Required Filings and Consents. The execution and delivery of this Agreement by Jennifer does not, and the performance of this Agreement by Backwoods will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to Backwoods, except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act, and Blue Sky Laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Backwoods, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

          Section 3.5 Capitalization. The authorized capital stock of Backwoods is 720,000 shares of common stock, of which 120,262 shares are issued and outstanding. There are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Backwoods any shares of its capital stock and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of Backwoods or under which Backwoods is, or may become, obligated to issue any of its securities. All shares of capital stock of Backwoods outstanding as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

          Section 3.6 Title. The Backwoods Shares delivered by Jennifer in connection with the transactions contemplated herein are owned, of record and beneficially, solely by Jennifer, free and clear of any Lien and represent Jennifer's entire ownership interest in Backwoods.

          Section 3.7 Financial Statements. Backwoods has previously furnished to Nitches true and complete copies of (i) the consolidated balance sheet of Backwoods for the fiscal year ended January 31, 2007 and the related statements of operations, stockholders equity and cash flows for the year then ended and (ii) the consolidated balance sheet of Backwoods for the eleven month period ended December 31, 2007 and the related statements of operations, stockholders equity and cash flows for such period (all of such financial statements of Backwoods collectively, the "Backwoods Financial Statements"). The Backwoods Financial Statements (including the notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of Backwoods at the date or for the period set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein). The Backwoods Financial Statements have been prepared from and in accordance with the books and records of Backwoods.

          Section 3.8 No Undisclosed Liabilities. Except as disclosed in the Backwoods Financial Statements, Backwoods has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.

          Section 3.9 Properties and Assets. Backwoods has good and marketable title to, valid leasehold interests in, or the legal right to use, all of the assets, properties and leasehold interests reflected in the most recent Backwoods Financial Statements, except for those sold or otherwise disposed of since the date of such Backwoods Financial Statements in the ordinary course of business consistent with past practice.

          Section 3.10 Litigation. There is no Action pending or threatened against Jennifer or Backwoods that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Jennifer or Backwoods, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          Section 3.11 Taxes. Backwoods has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and Backwoods has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to the Knowledge of Backwoods, against Backwoods or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon Backwoods' assets.

          Section 3.12 Compliance. Backwoods is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. Backwoods has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Backwoods holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 3.13 Absence of Certain Changes. Since the date of the most recent Backwoods Financial Statements, (i) there has been no change or development in, or effect on, Backwoods that has or could reasonably be expected to have a Material Adverse Effect, (ii) Backwoods has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business, (iii) Backwoods has not paid any dividends or distributed any of its assets to any of its stockholders, (iv) Backwoods has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business, (v) Backwoods has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and (vi) Backwoods has not entered into any agreement to take any action described in clauses (i) through (v) above.

          Section 3.14 Inventory. All inventory of Backwoods that are reflected on the Backwoods Financial Statements or on the accounting records of Backwoods is recorded at the lower of cost or fair market value, and to Jennifer’s Knowledge is good and saleable in the ordinary course of business for not less than the value reflected on Backwoods Financial Statements.

          Section 3.15 Product and Service Warranty. To Jennifer’s Knowledge, each service performed or provided by Backwoods, and product manufactured, sold, leased or delivered by Backwoods has been in conformity with all applicable contractual commitments and all express and implied warranties, and Backwoods has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Backwoods giving rise to any liability) for re-performance of a service, or replacement or repair of a product, or other damages in connection therewith, subject only to the reserve for service warranty and product warranty claims taken into account in preparing the Backwoods Financial Statements as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of Backwoods, except in each case to the extent it would not reasonably be expected to result in a Material Adverse Effect. Jennifer has made available to Nitches complete and accurate copies of the written warranties, guaranties and promises of indemnity by Backwoods currently in effect with respect to its products and/or services, and Backwoods has not made any other material oral or other warranty, guaranty or promise of indemnity with respect to its products and/or services.

          Section 3.16 Product and Service Liability. To Jennifer’s Knowledge, Backwoods has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Backwoods giving rise to any liability) arising out of any injury to individuals or property as a result of the performance of any service or ownership, possession or use of any product manufactured, sold, leased or delivered by Backwoods, including claims arising out of the defective or unsafe nature of its services or products, except to the extent any such liabilities would not reasonably be expected to result in a Material Adverse Effect.

          Section 3.17 Suppliers. No suppliers of goods or services to Backwoods that has made sales or provided services representing, individually or in the aggregate, more than $500,000 in payments or commitments by Backwoods within the twelve months ended June 30, 2007 has (i) ceased, or to Jennifer’s Knowledge indicated any intention to cease, doing business with Backwoods, or (ii) changed, or to Jennifer’s Knowledge indicated any intention to change, any material terms or conditions for future supply or sale of products or services from the terms and conditions that existed with respect to the supply or sale of such products or services from those in effect as of December 31, 2007.

          Section 3.18 Intellectual Property Rights.

               (a) Backwoods owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in its business, free and clear of all liens, claims or encumbrances (all of which are referred to as the "Backwoods Intellectual Property Rights"). The foregoing representation as it relates to all licenses, sublicenses and other agreements to which Backwoods is a party and pursuant to which Backwoods is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property") is limited to the interests of Backwoods pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Backwoods such rights to such intellectual property as are used in the business as currently conducted.

               (b) Neither Jennifer nor Backwoods has (i) received notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party or (ii) any Knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Backwoods Intellectual Property Rights or Licensed Intellectual Property. Backwoods has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

          Section 3.19 Material Transactions or Affiliations. Except for employment agreements with have been disclosed to Nitches, there is no contract, agreement or arrangement between Backwoods and any person who was, at the time of such contract, agreement or arrangement, an officer, director or person owning of record, or known by Backwoods to own beneficially, five percent or more of its issued and outstanding common stock or preferred stock and which is to be performed in whole or in part after the date hereof. Backwoods has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

          Section 3.20 Employees. Backwoods is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, except where any failure to comply would not constitute a Material Adverse Effect. There are no proceedings pending or, to the Knowledge of Jennifer or Backwoods, reasonably expected or threatened, between Jennifer or Backwoods, on the one hand, and any or all of its current or former employees, on the other hand. There are no claims pending, or, to the Knowledge of Jennifer or Backwoods, reasonably expected or threatened, against Backwoods under any workers' compensation or long term disability plan or policy. Backwoods has no unsatisfied obligations that would have a Material Adverse Effect on Backwoods to any employees, former employees, or qualified beneficiaries pursuant to any employee benefit plans, COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

          Section 3.21 Material Contracts. Each Backwoods Material Contract (i) is legal, valid, binding and enforceable and in full force and effect with respect to Backwoods, and to the Knowledge of Jennifer and Backwoods, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Exchange in accordance with the terms thereof as in effect prior to the Exchange, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. Neither Backwoods nor, to the Knowledge of Jennifer or Backwoods, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Backwoods or, to the Knowledge of Jennifer or Backwoods, by any such other party, or permit termination, modification or acceleration, under the Backwoods Material Agreement.

          Section 3.22 Brokers and Finders. Neither Jennifer nor Backwoods has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which Jennifer or Backwoods has or could have any liability.

          Section 3.23 Tax-Free Exchange. Jennifer has not taken any action, nor does Jennifer know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a "reorganization" within the meaning of Section 351 or 368 of the Code.

          Section 3.24 Disclosure. There is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of Backwoods that has not been disclosed to Nitches by Jennifer or Backwoods. No representation or warranty of Jennifer in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          Section 3.25 Investor Status. Jennifer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act and has properly completed the form attached hereto as Schedule II.

          Section 3.26 Investment Intent. The Nitches Shares are being acquired by Jennifer for Jennifer's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Jennifer has no present intention of selling, granting any participation in or otherwise distributing the same. Jennifer further represents that Jennifer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Nitches Shares.

          Section 3.27 Restrictions on Transfer. Jennifer understands that the Nitches Shares have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. Jennifer acknowledges that she is able to bear the economic risks of an investment in the Nitches Shares for an indefinite period of time, and that her overall commitment to investments that are not readily marketable is not disproportionate to her net worth.

          Section 3.28 Legends. Jennifer understands that the certificates representing the Nitches Shares will have endorsed thereon the following legend, and stop transfer instructions reflecting that these restrictions on transfer will be placed with the transfer agent for Nitches’ common stock:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT, (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

ARTICLE IV

CERTAIN COVENANTS

          Section 4.1 Confidentiality; No Solicitation. Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Exchange in strict confidence, shall not use such information except for the sole purpose of evaluating the Exchange and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, stockholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Exchange (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party. The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained. In the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (a) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (b) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (c) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          Section 4.2 Further Assurances. Each of the parties hereto agrees to use commercially reasonable efforts on and after the date hereof to take or cause to be taken all such further actions as may be necessary or appropriate to carry out the Exchange and the agreements contemplated herein, including, but not limited to: (i) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (ii) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require to carry out the intent of this Agreement.

          Section 4.3 Public Announcements. Nitches, Jennifer and Backwoods shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Nitches, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the Nasdaq Capital Market.

          Section 4.4 Notification of Certain Matters. Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

          Section 4.5 Tax-Free Exchange Status. The parties hereto shall take (or refrain from taking) any and all actions necessary to ensure that, for United States federal income tax purposes: (i) the Exchange shall qualify as a reorganization within the meaning of Sections 368(a)(1)(B) of the Code, and (ii) that the tax consequences to the stockholders of both companies are minimized.

          Section 4.6 Waiver of Claims. Jennifer for herself and her heirs, executors, administrators, attorneys and assigns, hereby releases and acknowledges full accord, satisfaction, discharge and settlement of, and further irrevocably and unconditionally forever releases, remises, and acquits Backwoods and any of its present or former officers, directors, stockholders, employees, agents, affiliates, parents, subsidiaries, predecessors, successors, attorneys and assigns (the "Backwoods Released Parties") of and from any and all manner of actions, causes of action, arbitrations, controversies, expenses, damages, liabilities, demands, claims, counterclaims, cross-claims, obligations, losses, costs, promises, covenants, agreements, and suits of any kind or nature, whether known or unknown, whether contingent or fixed, whether developed or undeveloped, in law or equity, in tort or in contract from the beginning of time through the date of the full execution of this Agreement, which she may have or claim to have against Backwoods Released Parties, except for accrued wages and vacation and reimbursement of expenses consistent with prior practice and immaterial in amount. Jennifer expressly acknowledges that such claims released and discharged by this Section include any and all other claims of any kind and nature arising prior to execution of this Agreement which relate in any way to Backwoods. This release shall extend to all claims, known and unknown. Jennifer is aware of, and specifically waives the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

ARTICLE V

INDEMNIFICATION

          Section 5.1 Indemnification between the Parties.

          (a) Notwithstanding any other indemnification provision hereunder, each party (the “Indemnifying Party”) shall indemnify and hold harmless the other (including the other party’s directors and officers, the “Indemnified Party”) from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by such party at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the date hereof, or (ii) any breach or nonfulfillment of any covenants or agreements made by such party.

          (b) In the event any Indemnified Party should have an indemnification Claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this ARTICLE V and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, Backwoods and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 6.55.

          Section 5.2 Indemnification Procedures for Third Party Claims.

          (a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give written notice ("Notice of Claim") of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

          (b) The Indemnifying Party shall have fifteen (15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel. If the Indemnifying Party does not elect to defend such third party claim or demand or do not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this ARTICLE V; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (c) The Indemnifying Party and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this ARTICLE V, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

          Section 5.3 Limitations on Indemnification.

          (a) The representations and warranties contained herein shall survive execution of this Agreement and shall thereupon terminate two (2) years from the date hereof. All covenants and agreements contained herein which by their terms contemplate actions following the date hereof shall survive the date hereof and remain in full force and effect in accordance with their terms. Any Claim for indemnification hereunder must be brought, if at all, within two years from the date hereof.

          (b) No claim for indemnification under this ARTICLE V may be asserted by, and no liability for such indemnify may be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. If an Indemnified Party later collects any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this ARTICLE V from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

ARTICLE VI

MISCELLANEOUS

          Section 6.1 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          Section 6.2 Amendment and Modifications. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

          Section 6.3 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in ARTICLE V, nothing in this Agreement is intended to confer upon any person not a party hereto (or their successors or assigns), any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 6.5 Consent to Jurisdiction. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement must be commenced only in a state or federal court of competent jurisdiction the State of California, County of San Diego, and the parties hereto each consents to the jurisdiction of such a court.

          Section 6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

          Section 6.7 Certain Definitions. As used herein:

          (a) "Affiliate" has the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

          (b) "Business Day" means any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of San Diego, California;

          (c) "Confidential Information" means the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the date hereof, has been disclosed by Backwoods, on the one hand, or Nitches, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

          (d) "Contract" means any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

          (f) "GAAP" means generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied;

          (g) "Governmental Authority" means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

          (h) "Knowledge" means (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

          (i) "Lien" means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

          (j) "Material Adverse Effect" means any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity;

          (k) "Material Contract" means any Contract, other than equipment and furniture leases entered into in the ordinary course of business, where the liabilities or commitments associated therewith exceed $100,000 individually or $250,000 in the aggregate;

          (l) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

          (m) "SEC" means the Securities and Exchange Commission;

          (n) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

          (o) "Taxes" means all taxes (whether U.S. federal, state, local or other non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

NITCHES, INC.

By:	/s/ Steven P. Wyandt	/s/ Jennifer Mull
	Steven Wyandt	Jennifer Mull
	Chairman	Stockholder